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                                                                   EXHIBIT 99.14

             CONSENT OF A PERSON NAMED AS ABOUT TO BECOME A DIRECTOR


     Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Ralph
J. Roberts, hereby consent to be named as a person about to become a director of AT&T Comcast Corporation in the registration statement on Form S-4 of AT&T Comcast Corporation dated February 11, 2002 and any amendments thereto.

                                            /s/ Ralph J. Roberts
                                            -----------------------------
                                            Ralph J. Roberts

Date: February 11, 2002